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EXHIBIT 32.1

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned, who is the Chief Executive Officer of International Microcomputer Software, Inc. (the "Company"), hereby certifies that (i) the Annual Report on Form 10-KSB for the fiscal year ended June 30, 2003, as filed by the Company with the Securities and Exchange Commission (the "Annual Report"), to which this Certification is an Exhibit, fully complies with the applicable requirements of Section 13(a) and 15(d) of the Exchange Act; and (ii) the information contained in this Annual Report fairly presents, in all material respects, the financial condition and results of 53 operations of the Company.


Dated: September 25, 2003

/s/ MARTIN WADE III
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Martin Wade III
Chief Executive Officer




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